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                                                                    EXHIBIT 8(a)

                    OPINION OF LATHAM & WATKINS (TAX MATTERS)
                    -----------------------------------------

                        [LETTERHEAD OF LATHAM & WATKINS]

                                               July 3, 2000

To the Agents for the offering
of Medium-Term Notes by
MidAmerican Energy Company

Ladies and Gentlemen:


     We have acted as special tax counsel to MidAmerican Energy Company, an Iowa corporation (the "Company"), in connection with the proposed offering by the Company of its Medium-Term Notes (the "Notes") as described in the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), filed by the Company with the Securities and Exchange Commission (the "SEC") on July 3, 2000 (File No. 333-_______) (as amended, and together with information incorporated by reference or deemed included therein, the "Registration Statement"). The Registration Statement includes the prospectus (as amended by the prospectus supplement to be filed by the Company with the SEC, the "Prospectus") relating to such offering.

     You have requested our opinion concerning certain of the material United States federal income tax consequences in connection with the issuance of the Notes described above.

     In formulating our opinion, we examined such documents as we deemed appropriate, including (i) the Registration Statement, (ii) the Company's charter and bylaws, and (iii) such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein. In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of the Company. This opinion is based on various statements of fact and assumptions, including the statements of fact and representations set forth in the Registration Statement. The opinions expressed herein are conditioned on the initial and continuing accuracy of the facts, information, statements and representations set forth in the documents and filings referred to herein.

     As special tax counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For purposes of this opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents.

     In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

     Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statement, it is our opinion that the statements in the Prospectus set forth under the caption "United States Federal Income Tax Consequences," to the extent such statements constitute matters of law, summaries of legal


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matters or legal conclusions, are the material United States federal income tax consequences relevant to the acquisition, ownership and disposition of the Notes.

     No opinion is expressed as to any matter not discussed herein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts, information, statements and representations from those set forth in the statements of fact and representations set forth in the Registration Statement may affect the conclusions stated herein.

     This opinion is rendered only to you and is solely for your use in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. This opinion speaks only as of the date hereof and we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other development of which we may later become aware.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references in the Registration Statement to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                           Very truly yours,


                                           /s/ Latham & Watkins